UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 25, 2013

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 East Hector Street, Suite 391
Conshohocken, PA 19428
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)
As described in greater detail below in this Current Report on Form 8-K, on January 25, 2013, John Hewes and Francis Kelly, who have been serving as members of the board of directors of Skinny Nutritional Corp. (the “Company”), advised the Company of their decision to resign from the board of directors and all board committees on which they served, effective immediately.  The Company received written confirmation of Mr. Hewes’ resignation in a letter dated January 27, 2013 and received written confirmation of Mr. Kelly’s resignation on January 28, 2013.

In each case, the correspondence received from Mr. Hewes and Mr. Kelly contains their statements regarding the circumstances resulting in their decisions to resign from the board of directors. In their letters, Mr. Hewes and Mr. Kelly state that their decision to resign was due to their conclusion that the Company was not willing to provide the directors with the information required for them to perform their duties. The letters also include additional statements by Mr. Hewes and Mr. Kelly in which they assert examples of the Company’s problems which were not made known to the Board on a timely basis, contributing to their decisions to resign.

The Company does not concur with the characterizations regarding its purported unwillingness to provide necessary information to the directors as set forth in the correspondence received from Mr. Hewes and Mr. Kelly. The Company has provided Mr. Hewes and Mr. Kelly with a copy of the disclosures contained in this Current Report on Form 8-K and a copy of their letters are attached as Exhibit 17.1 and Exhibit 17.2, respectively,  to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith

	Exhibit No.	Description

	17.1	Resignation Letter of John Hewes
	17.2	Resignation Letter of Francis Kelly

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Michael Salaman
Name: Michael Salaman
Title: Chief Executive Officer
Date: January 31, 2013

EXHIBIT INDEX

Exhibit No.	Description

17.1	Resignation Letter of John Hewes
17.2	Resignation Letter of Francis Kelly